United States

Securities And Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2005

Dover Motorsports, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-11929

Delaware	51-0357525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 674-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In 1996, the registrant’s wholly owned subsidiary, Midwest Racing, entered into an agreement with Southwestern Illinois Development Authority to receive the proceeds from the “Taxable Sports Facility Revenue Bonds, Series 1996 (Gateway International Motorsports Corporation Project),” a Municipal Bond Offering, in the aggregate principal amount of $21,500,000. On October 6, 2005, Midwest Racing redeemed $11,908,000 of the outstanding bonds for $14,587,000 (including a $2,676,000 premium to the bondholder), plus accrued interest. As of the date of this filing, $5,777,000 of these bonds remain outstanding.

The registrant obtained the funds necessary to effect the redemption primarily through available cash on hand and from borrowings pursuant to our $80,000,000 unsecured revolving line of credit, as amended effective October 12, 2005. Our line of credit, which expires July 1, 2008, is under a credit agreement between us and Mercantile-Safe Deposit and Trust Company, as agent, and various other lenders dated as of February 17, 2004, as amended (the “Credit Agreement”). Provisions of the Credit Agreement will adjust the commitment to $73,000,000 on July 1, 2006 and to $65,000,000 on July 1, 2007. Interest is based, at the registrant’s option, upon LIBOR plus a margin that varies between 125 and 200 basis points depending on the ratio of funded debt to earnings before interest, taxes, depreciation and amortization (the “leverage ratio”) or the base rate (the greater of the prime rate or the federal funds rate plus 0.5%) plus a margin that varies between –50 and +25 basis points depending on the leverage ratio. The terms of the credit facility contain certain covenants, including minimum net worth, fixed charge coverage and maximum funded debt to EBITDA. Material adverse changes in our results of operation could impact our ability to maintain financial ratios necessary to satisfy these requirements. The facility is for seasonal funding needs, capital improvements and other general corporate purposes.

The amendment to the Credit Agreement is filed as Exhibit 10.1 to this Form 8-K.

Item 7.01 Regulation FD Disclosure.

On October 12, 2005, the registrant issued a press release announcing the transactions described in Item 1.01 above. A copy of the registrant’s press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1 Amendment No. 5 to the Credit Agreement between Dover Motorsports, Inc., Dover International Speedway, Inc., Gateway International Motorsports Corporation, Gateway International Services Corporation, Memphis International Motorsports Corporation, M & N Services Corp., and Nashville Speedway, USA, Inc. and Mercantile-Safe Deposit and Trust Company, as agent, dated as of October 12, 2005.

99.1 Press release dated October 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: October 12, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 5 to the Credit Agreement between Dover Motorsports, Inc., Dover International Speedway, Inc., Gateway International Motorsports Corporation, Gateway International Services Corporation, Memphis International Motorsports Corporation, M & N Services Corp., and Nashville Speedway, USA, Inc. and Mercantile-Safe Deposit and Trust Company, as agent, dated as of October 12, 2005.

99.1	Press release dated October 12, 2005.